UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 25, 2005

Natural Health Trends Corp.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-26272	59-2705336

(Commission File Number)	(IRS Employer Identification No.)

2050 Diplomat Drive, Dallas, Texas	75234

(Address of Principal Executive Offices)	(Zip Code)
(972) 241-4080

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
On November 25, 2005, the Board of Directors of Natural Health Trends Corp. (the “Company”) authorized the issuance of options to purchase a total of 84,500 shares of the Company’s common stock as incentive compensation to certain executive officers and employees of the Company. Each of the options are exercisable at $10.50 per share (the closing price of the Company’s common stock on the date of issuance), which exercise price may be paid in cash or through the tender of shares of the Company’s common stock. The issued options, all of which vest and become exercisable in three equal annual installments over a three-year period, include grants to Curtis Broome, the Company’s President of Greater China and Southeast Asia (25,000 options); Chris Sharng, the Company’s Executive Vice President and Chief Financial Officer (12,500 options); and John Cavanaugh, the Company’s President of MarketVision (7,500).
The options were issued under the Company’s 2002 Stock Option Plan and pursuant to Section 4(2) of the Securities Act of 1933, as amended (as the issuance of such options did not involve a public offering).
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit 10.1 Forms of Notice of Grant of Stock Option and Stock Option Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 30, 2005

Natural Health Trends Corp.
By:	/s/ Robert H. Hesse
Robert H. Hesse
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Forms of Notice of Grant of Stock Option and Stock Option Agreement